Exhibit 2.2

                                  BYLAWS
                                    OF
                        EPIC RESEARCH COMPANY, INC.


                            ARTICLE I - Offices
Section 1.1 Business Office. The principal office of the corporation shall be located either within or outside the State of New Hampshire, as the board of directors may designate. The corporation may have such other offices, either within or outside the State of New Hampshire, as the board of directors may designate or as the business of the corporation may require from time to time.

Section 1.2 Registered Office. The registered office of the corporation required by the New Hampshire Business Corporation Act shall be located within the State of New Hampshire and may but need not be identical with the corporation's principal office if the same is located in New Hampshire; provided, however, that the registered office of the Corporation shall be the business office or residence of the registered agent.

                         ARTICLE II - Shareholders
Section 2.1 Annual Meeting. The annual meeting of the shareholders shall be held on the second Tuesday in the month of March in each year, at the hour of 10:00 a.m., or at such other time or on such other day as shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in the State of New Hampshire, such meeting shall be held on the next succeeding business day.

Section 2.2 Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president, the chairman, or the board of directors and shall be called upon written demand of the holders of not less than one-tenth (1/10) of all outstanding votes of the corporation entitled to be cast at the meeting, which demand shall be delivered to the corporation's secretary and shall describe the purpose or purposes for which the meeting is to be held.

Section 2.3 Place of Meeting. The board of directors or any person authorized to call an annual or special meeting may designate any place, either within or outside the State of New Hampshire, as the place of meeting for any annual meeting or for any special meeting of the shareholders, unless all shareholders entitled to vote at a meeting designate, by written consents which may be in the form of waivers of notice or otherwise, a different place either within or outside the State of New Hampshire as the place for the holding of such meeting. If no designation is made by either the directors or the unanimous action of the shareholders, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the corporation in the State of New Hampshire.

Section 2.4 Notice of Meeting.

      (a) Required Notice. Written notice stating the place, day and hour of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute be delivered not fewer than ten (10) nor more than sixty (60) days prior to the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to receive notice of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

      (b) Adjourned Meeting. If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place if the same is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed (see Section 2.5 of this Article II) then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.4 to those persons who are shareholders as of the new record date.

      (c) Waiver of Notice. A shareholder may waive notice of the meeting, or any other notice required by the New Hampshire Business Corporation Act, articles of incorporation, or bylaws, by a writing signed by the shareholder entitled to the notice, which writing shall be delivered to the corporation either before or after the date and time stated in the notice for inclusion in the minutes or filing with the corporate records.

      A shareholder's attendance at a meeting:

          (1) waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;

          (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

      (d) Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called and shall be accompanied by such other materials as are required by the New Hampshire Business Corporation Act. Except as provided in the New Hampshire Business Corporation Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

Section 2.5 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or at any adjournment thereof, or for determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may, in advance, fix a date as the record date, which date in any case shall be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or for the determination of shareholders entitled to receive payment of a dividend, the record date for the determination of such shareholders shall be:

      (a) with respect to an annual shareholder meeting or any special shareholder meeting called by the board or any person authorized to call the meeting, the day before the first notice is delivered to shareholders;

      (b) with respect to a special shareholder meeting demanded by the shareholders, the date the first shareholder signs the demand;

      (c) with respect to actions taken in writing without a meeting pursuant to RSA 293-A:7.04, the date the first shareholder signs a consent; and

      (d) with respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the board authorizes the distribution.

Section 2.6 Shareholder List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or at any adjournment thereof, arranged in alphabetical order, with the address of each shareholder and the number of shares held by each. The list must be arranged by voting group, if applicable, and within each voting group by class or series of shares, if applicable. The shareholder list must be available for inspection by any shareholder beginning two (2) business days after the giving of notice of the meeting for which the list was prepared and continuing through the meeting. The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city or town where the meeting is to be held. A shareholder or his agent or attorney is entitled upon written demand to inspect and, subject to the requirements of the New Hampshire Business Corporation Act, to copy the shareholder list during regular business hours and at his expense during the period the list is available for inspection.

Section 2.7 Quorum. If the articles of incorporation or the New Hampshire Business Corporation Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

      Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation, these bylaws, or the New Hampshire Business Corporation Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

      If the articles of incorporation or the New Hampshire Business Corporation Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in RSA 293-A:7.25. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on that matter.

      Once a share is represented for any purpose at a meeting it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for such adjourned meeting.

      If a quorum exists, a matter (other than the election of directors) is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, these bylaws, or the New Hampshire Business Corporation Act require a greater number of affirmative votes.

Section 2.8 Proxies. At all meetings of shareholders a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

Section 2.9 Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 2.10 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent, or proxy of such corporation as its bylaws may prescribe or, in the absence of any such provision, as its board of directors may determine.

      Shares of the corporation's stock are not entitled to vote if they are owned, directly or indirectly, by another corporation, whether domestic or foreign, and the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of such other corporation; provided, however, that the power of a corporation to vote any shares, including its own shares, held by it in a fiduciary capacity shall not be limited by the foregoing restriction.

      Redeemable shares of the corporation's stock are not entitled to vote after notice of redemption has been mailed to the stockholders and a sum sufficient to redeem said shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the redemption price to the holders upon surrender of their shares.

Section 2.11  Corporation's Acceptance of Votes.

      (a) If the name signed on a vote, consent, waiver, or proxy corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy and give it effect as the act of the shareholder.

      (b) If the name signed on a vote, consent, waiver, or proxy does not correspond to the name of its shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy and give it effect as the act of the shareholder if:

          (1) the shareholder is an entity as defined in the New Hampshire Business Corporation Act and the name signed purports to be that of an officer or agent of the entity; or

          (2) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy; or

          (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy; or

          (4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy; or

          (5) two or more persons are shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants and the person signing appears to be acting on behalf of all of the co-tenants.

      (c) The corporation is entitled to reject a vote, consent, waiver, or proxy if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on such vote, consent, waiver, or proxy, or about the signatory's authority to sign for the shareholder.

      (d) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy in good faith and in accordance with the standards of this section are not liable for damages to the shareholder for the consequences of acceptance or rejection.

      (e) Corporate action based upon the acceptance or rejection of a vote, consent, waiver, or proxy under this section is valid unless a court of competent jurisdiction determines otherwise.

Section 2.12  Informal Action by Shareholders.

      (a) Unanimous Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the action so taken and signed by all of the shareholders entitled to vote with respect to the subject matter thereof (except as may be provided by the next paragraph) are delivered to the corporation for inclusion in the minutes or filing in the corporate record book. If the action to be taken requires that notice be given to non-voting shareholders, the corporation shall give the non-voting shareholders written notice of the proposed action at least ten
(10) days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required to be sent to a non-voting shareholder in a notice of meeting at which the proposed action would have been submitted to the shareholders for action. A consent signed under this section has the same effect as a vote taken at a meeting and may be described as such in any document.

      (b) Less Than Unanimous Consent. If provided in the articles of incorporation, any action required or permitted to be taken at a shareholder meeting may be taken without a meeting, without prior notice and without a vote, by that number of shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. The action must be evidenced by one or more written consents describing the action taken and signed by that number of shareholders required to take such action, indicating the date of the signature of each shareholder and delivered by hand, or by certified or registered mail, return receipt requested, to the corporation for inclusion in the minutes or for filing with the corporate records. No written consent shall be effective to take the corporate action referred to therein unless it is delivered in the manner required by this paragraph to the corporation within sixty (60) days of the earliest dated consent. The date of the corporate action shall be the date of delivery to the corporation as required by this paragraph. The corporation must give the shareholders who did not consent in writing (including holders of non-voting shares, if any) prompt written notice of the action. The notice shall contain or be accompanied by the same material that would have been required to be sent to a non-voting shareholder in a notice of meeting at which the proposed action would have been submitted to the shareholders for action including, when appropriate, the dissenters' notice required by RSA 293-A:13.22. The dissenters' notice shall be sent no later than ten (10) days after the date on which the corporate action was taken.


                     ARTICLE III - Board of Directors
Section 3.1 General Powers. The business and affairs of the corporation shall be managed under the direction of the board of directors.

Section 3.2 Number, Tenure and Qualifications. The number of directors of the corporation shall be not fewer than one (1) and not more than ten
(10), as the board of directors shall determine. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of New Hampshire or shareholders of the corporation.

Section 3.3 Regular Meetings. A regular meeting of the board of directors shall be held without notice other than this bylaw provision immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or outside the State of New Hampshire, for the holding of additional regular meetings without notice other than such resolution.

Section 3.4 Special Meetings. Special meetings of the board of directors may be called by or at the request of the president, the chairman, or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of New Hampshire, as the place for holding any special meeting of the board of directors called by such person or persons.

Section 3.5 Notice. Effective notice of any special meeting shall be given at least two (2) days prior to the meeting by written notice to each director unless oral notice is reasonable under the circumstances. Such notice may be communicated in person, by telephone, telegraph, teletype, FAX, or other form of wire or wireless communication; by mail or by private carrier; or by such other means as are allowed by the New Hampshire Business Corporation Act. Written notice is effective at the earlier of: receipt, five (5) days after deposit in the U.S. mail, or, if sent by certified mail, on the date shown on the return receipt. Oral notice is effective when communicated. Any director may waive notice of any meeting by signing a written waiver of notice which shall be filed with the corporation's minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business thereat and at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and thereafter does not vote for or assent to any action at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 3.6 Telephone Participation and Meeting. All directors may participate in a regular or special meeting or may hold such meetings by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.

Section 3.7 Quorum. A majority of the number of directors fixed in the manner prescribed by Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the board of directors.

Section 3.8 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 3.9 Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the directors and filed with the corporate records.

Section 3.10 Vacancies. If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders may fill the vacancy. During such time that the shareholders fail or are unable to fill such vacancy, then and until the shareholders act:

      (a)   the board of directors may fill the vacancy; or

      (b) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

      If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

      A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

      The term of a director elected to fill a vacancy expires at the next shareholder meeting at which directors are elected. If the term expires, however, such director shall continue to serve until his successor is elected and qualified or until there is a decrease in the number of directors.

Section 3.11 Compensation. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors and may be paid a stated retainer as director or a fixed sum for attending each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.12 Presumption of Assent. A director who is present when corporate action is taken at a meeting of the board of directors or a committee of the board of directors is deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting (or promptly upon his arrival) to holding such meeting or to transacting business thereat, or (2) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 3.13  Director Committees.

      (a) Creation of Committees. Unless the articles of incorporation provide otherwise, the board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have two or more members who shall serve at the pleasure of the board of directors.

      (b) Selection of Members. The creation of a committee and the appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken, or (2) the number of directors required by the articles of incorporation to take such action under RSA 293:A-8.24.

      (c) Required Procedures. Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9 of these bylaws, which govern meetings, action without meetings, notice and waiver of notice and quorum and voting requirements of the board of directors, apply to committees and their members.

      (d) Authority. To the extent specified by the board of directors or in the articles of incorporation or bylaws, each committee may exercise the authority of the board of directors pursuant to RSA 293-A:8.01; provided, however, that a committee may not:

          (1)      authorize distributions;

          (2)      approve action that the New Hampshire
                   Business Corporation Act requires be approved by shareholders;

          (3) fill vacancies on the board of directors or on any of its committees;

          (4)      amend the articles of incorporation pursuant to
                   Section 10.02 of the New Hampshire Business Corporation Act;

          (5)      adopt, amend, or repeal bylaws;

          (6) approve a plan of merger not requiring shareholder approval;

          (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

          (8) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

                           ARTICLE IV - Officers
Section 4.1 Number. The officers of the corporation shall be a president and a secretary, both of whom shall be appointed by the board of directors. Such other officers and assistant officers as may be deemed necessary may be appointed by the board of directors. Any two or more offices may be held by the same person.

Section 4.2 Appointment and Term of Office. The officers of the corporation shall be appointed annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly appointed and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 4.3 Removal. Any officer or agent may be removed by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not in and of itself create contract rights.

Section 4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

Section 4.5 Chairman of the Board. The chairman of the board of directors, if any is appointed, shall be the principal officer of the board of directors and shall in general supervise and control the business and affairs of the board. He shall, when present, preside at all meetings of the board of directors. He may sign with the secretary or with any other proper officer of the corporation thereunto authorized by the board of directors: certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or which is required by law to be otherwise signed or executed.

Section 4.6 President. The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and, unless the board has elected a chairman, at meetings of the board of directors. He may sign with the secretary or with any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the board, deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or which is required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

Section 4.7 Vice-Presidents. In the absence of the president or in the event of his death, inability, or refusal to act, the vice-president, if any (or, in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may sign, with the secretary or with an assistant secretary, certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the board and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

Section 4.8 Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records of the corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

Section 4.9 The Treasurer. The treasurer if any is appointed and, if none, then the president shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies, or other depositories as may be authorized by the board of directors; (c) sign with the president or a vice president certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the board of directors; and (d) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

Section 4.10 Assistant Secretaries and Assistant Treasurers. The assistant secretaries or assistant treasurers, when authorized by the board of directors, may sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

Section 4.11 Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

          ARTICLE V - Certificates for Shares and Their Transfer
Section 5.1 Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president or a vice-president, or chairman or vice chairman of the board of directors, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, and may be sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

Section 5.2 Shares Without Certificates. The board may authorize the issuance of some or all of the shares or of any or all of its classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information that is otherwise required to be included in a share certificate under the New Hampshire Business Corporation Act and a statement of any restrictions upon transfer of the shares, if applicable.

Section 5.3 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and upon surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 5.4 S Election Transfer Restriction. Notwithstanding any other transfer restrictions contained in these bylaws or in any agreement by and among the shareholders or by and among the corporation and its shareholders, at any time during which the corporation has an election in effect to be taxed pursuant to Subchapter S of the Internal Revenue Code of 1986, I.R.C. Section 1361, et seq., or any successor provisions of the Internal Revenue Code, no shareholder shall transfer all or part of his shares of stock in the corporation to any person or entity who is not an eligible shareholder of shares of an S corporation stock pursuant to I.R.C. Section 1361, the Treasury Regulations promulgated thereunder, or any successor provisions without first securing the unanimous written consent of the corporation's shareholders. Upon any shareholder's receipt or the extension of any offer to sell, exchange, or transfer shares to an ineligible shareholder subject to this section, the shareholder making or receiving such offer shall notify the corporation's board of directors, who shall then call a special meeting of the shareholders for the purpose of granting unanimous approval of or rejecting the proposed transfer.

                          ARTICLE VI - Dividends
      The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by the corporation's articles of incorporation.

                       ARTICLE VII - Corporate Seal
      The board of directors may authorize a corporate seal which shall have inscribed thereon the name of the corporation and the state and year of incorporation.

                      ARTICLE VIII - Emergency Bylaws
      Unless the articles of incorporation provide otherwise, the following provisions of this Article VIII ("Emergency Bylaws"), shall be effective when a quorum of the corporation's directors cannot be readily assembled because of some catastrophic event (an "emergency"). During such emergency:

Section 8.1 Notice of Board Meetings. Any member of the board of directors or any of the officers may call a meeting of the board of directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical and reasonable manner under the circumstances, including by publication and radio.

Section 8.2 Temporary Directors and Quorum. One or more officers of the corporation present at the emergency board meeting, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority.

Section 8.3 Actions Permitted To Be Taken. The board as constituted in paragraph 8.2, and after notice as set forth in paragraph 8.1 may:

      (a)   prescribe emergency powers to any officer of the corporation;

      (b) delegate to any officer or director, any of the powers of the board of directors;

      (c) designate lines of succession of officers and agents in the event that any of them are unable to discharge their duties;

      (d) relocate the principal place of business or designate successive or simultaneous principal places of business; or

      (e) take any other action convenient, helpful, or necessary to carry on the business of the corporation.

                          ARTICLE IX - Amendments
      Except as otherwise provided by applicable law, these bylaws may be altered, amended, or repealed and new bylaws may be adopted by the board of directors, subject to repeal or change by action of the shareholders.

           ARTICLE X - Indemnification of Directors and Officers
      The corporation shall indemnify each of its directors or officers, or former directors or officers, or any person who may have served at its request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted by law.